UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

JONES SODA CO.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL 1 - ELECTION OF DIRECTORS
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
DIRECTOR COMPENSATION
TRANSACTIONS WITH RELATED PERSONS
REPORT OF AUDIT COMMITTEE
PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SHAREHOLDER PROPOSALS FOR 2013 ANNUAL MEETING
HOUSEHOLDING OF PROXIES
INTERNET VOTING
OTHER BUSINESS

1000 1st Avenue South, Suite 100 Seattle, WA 98134	T 206-624-3357 F 206-624-6857 www.jonessoda.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
October 25, 2012
2:00 p.m.

To Jones Soda Co. Shareholders:

Notice is hereby given that the 2012 Annual Meeting of Shareholders of Jones Soda Co. (the “Company”), a Washington corporation, will be held at 2:00 p.m. local time on Thursday, October 25, 2012 at the Company's headquarters, 1000 1st Avenue South, Suite 100, Seattle, Washington 98134. Only shareholders who owned stock at the close of business on the record date, August 31, 2012, are entitled to receive notice of and can vote at the Annual Meeting, or any adjournments of the Annual Meeting that may take place. At the Annual Meeting, we will ask you to:

1.	elect six directors nominated by our Board of Directors;

2.	ratify the appointment of Peterson Sullivan LLP as our independent registered public accounting firm for 2012; and

3.	transact such other business as may properly come before the meeting and any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE COMPANY NOMINATED DIRECTORS DESCRIBED IN THE PROXY STATEMENT AND “FOR” RATIFICATION OF THE APPOINTMENT OF PETERSON SULLIVAN LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Each of these items of business is more fully described in the Proxy Statement.

Internet Availability of Proxy Materials – We are furnishing proxy materials over the Internet in accordance with the Securities and Exchange Commission rules, which can be accessed at http://www.jonessoda.com/invest/financial_reports.php. Please read the Proxy Statement for more information on this alternative, which we believe will allow us to provide shareholders with the information they need while lowering the costs of delivering the Proxy Statement and related materials and reducing the environmental impact of the Annual Meeting.

By Order of the Board of Directors,

Carrie L. Traner
Vice President of Finance

Seattle, Washington
September 14, 2012

Please note that attendance at our Annual Meeting will be limited to shareholders who owned stock at the close of business on the record date, or their authorized representatives, and their guests.

IMPORTANT

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote by telephone, by internet or by marking your vote on the proxy card, signing and dating the proxy card, and returning it to us in the envelope provided at your earliest convenience. Your vote will ensure the presence of a quorum at the Annual Meeting and will save us the expense and extra work of additional solicitation. An addressed envelope, for which no postage is required if mailed in the United States, is provided for that purpose. Sending in your proxy will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option. Please note, however, that if a broker, bank or other nominee is the record holder of your shares and you wish to attend and vote at the Annual Meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

JONES SODA CO.
1000 1st Avenue South, Suite 100
Seattle, Washington 98134

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Jones Soda Co., to be voted at the 2012 Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will be held at 2:00 p.m. (local time) on Thursday, October 25, 2012, or at any adjournment thereof. The Annual Meeting will be held at the Company's headquarters, 1000 1st Avenue South, Suite 100, Seattle, Washington 98134 for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

We intend to mail a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) on or about September 14, 2012, to all shareholders entitled to vote at the Annual Meeting. The Notice of Internet Availability contains instructions on how to access the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (the “2011 Annual Report”), including financial statements.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON OCTOBER 25, 2012
The Proxy Statement and the 2011 Annual Report are available at:
http://www.jonessoda.com/invest/financial_reports.php

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in order to ensure the presence of a quorum.

Registered holders may vote:

1.	By Internet: go to www.proxyvote.com;

2.	By toll-free telephone: call 1-800-579-1639;

3.	By mail: mark, sign, date and promptly mail the proxy card in the postage-paid envelope provided.

Any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

Beneficial Shareholders. If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record to vote your shares.

Voting and Outstanding Shares

Only holders of record of our common stock at the close of business on August 31, 2012 are entitled to notice of and to vote at the Annual Meeting. There were 38,538,640 shares of common stock issued and outstanding on that date. Shareholders are entitled to one vote for each share of common stock held on each matter to be voted upon at the Annual Meeting. If your shares are represented by a completed and signed proxy, they will be voted in accordance with your directions. If your proxy is signed and returned without any directions given, your shares will be voted in accordance with the Board's recommendations.

We are not aware, as of the date of this Proxy Statement, of any matters to be voted on at the Annual Meeting other than as stated in this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders. If any other matters are properly brought before the Annual Meeting, the provided proxy gives discretionary authority to the persons named in it to vote the shares in their best judgment.

If the Annual Meeting is adjourned for any reason, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Annual Meeting, except for any proxies that have at that time effectively been revoked or withdrawn, notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

Quorum; Approval Requirements

Under our Bylaws, the presence at the Annual Meeting, in person or by proxy, of holders of record of at least 33⅓ % of the outstanding shares of common stock constitutes a quorum at the Annual Meeting.

For Proposal 1, Election of Directors, directors are elected by a plurality of votes. Accordingly, the six nominees for election to the Board of Directors who receive the greatest number of affirmative votes cast at the Annual Meeting will be elected to the Board.

For Proposal 2, Ratification of Appointment of Independent Registered Public Accounting Firm, this matter will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal.

Broadridge Financial Solutions, Inc. will act as Inspector of Elections at the Annual Meeting and, in that capacity, will tabulate all votes and will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Abstentions and Broker Non-Votes

Abstentions and broker non-votes will have no impact on the votes relating to either Proposal 1, Election of Directors or Proposal 2, Ratification of Appointment of Independent Registered Public Accounting Firm, because they will not represent votes cast at the Annual Meeting for the purpose of voting on such proposals. However, abstentions and broker non-votes are counted as present for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting. An abstention occurs when a shareholder withholds such shareholder's vote by checking the “abstain” box on the proxy, or when a shareholder present at the Annual Meeting does not cast a ballot. Broker non-votes occur when a person holding shares through a bank or brokerage account does not provide instructions as to how his or her shares should be voted and the broker either does not exercise, or is not permitted to exercise, discretion to vote those shares on a particular matter. Brokers may exercise discretion to vote shares as to which instructions are not given with respect to Proposal 2, Ratification of Appointment of Independent Registered Public Accounting Firm. Brokers may not exercise discretion to vote shares as to which instructions are not given with respect to Proposal 1, Election of Directors.

Solicitation of Proxies

Our Board of Directors is soliciting proxies pursuant to this Proxy Statement. Jennifer L. Cue and Carrie L. Traner, and each or either of them, are named as proxies. We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of the Notice of Internet Availability and if requested, this Proxy Statement, the proxy card and any additional information furnished to shareholders. Copies of the Notice of Internet Availability will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of common stock in their names that are beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the Notice of Internet Availability to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, email, facsimile or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.

Revocability of Proxies

Any shareholder who executes a proxy pursuant to this solicitation retains the right to revoke it at any time before it is voted. It may be revoked by delivering to our Corporate Secretary, at or prior to the Annual Meeting, either a written notice of revocation or a duly executed proxy bearing a later date. Alternatively, it may be revoked by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board of Directors is currently comprised of six directors. Each director elected at the Annual Meeting would hold office until the next annual meeting of shareholders or until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Directors are elected by a plurality of the shares voted at the Annual Meeting.

Unless otherwise directed, the persons named as proxies in the provided proxy card will vote the proxies received by them for the six nominees named below. In the event that any nominee is unable or declines to serve as a director at or prior to the time of the Annual Meeting (an event that currently is not anticipated by management), the proxies will be voted for the election of such substitute nominee as the Board of Directors may propose.

The Board recommends a vote “FOR” each of the persons nominated by the Board.

Nominees

Set forth below is biographical information for each of the six nominees as director, each of whom is currently on our Board.

Name	Position / Background	Age	Director Since
Mills A. Brown
Mr. Brown is one of the founding principals of MainSpring Capital Group (a real estate investment and development company) and its affiliated brokerage and property management company, Ross Brown Partners, Inc., since MainSpring's inception in 1991. Mr. Brown is also co-owner and co-operator of a new car franchise (Nissan) in the Phoenix metropolitan area. Mr. Brown received a business degree from Arizona State University in 1975. We believe Mr. Brown is qualified to serve on our Board of Directors because his experience as a business co-founder, co-owner and co-operator contributes extensive business management and business development experience.
		59	December 2008
Richard V. Cautero
Mr. Cautero has held numerous executive positions in the Consumer Packaged Goods Sector (CPG) over a highly successful career, most notably with Kraft Foods and its former parent,The Altria Group. His key leadership roles included Vice President of Finance for Corporate Planning and Strategy at the Altria parent, Chief Financial and Operating Officer for Maxwell House, a division of Kraft Foods, as well as numerous other executive financial and operational roles within Altria divisions. Mr. Cautero is currently President and Managing Director of Executive Advisory Services, an advisory and consulting firm, where he has performed consulting, board and interim executive assignments in the consumer products, consumer distribution, manufacturing, and technology sectors since 2006. Mr. Cautero has both a Bachelor and Master of Business Administration from Hofstra University.  We believe Mr. Cautero is qualified to serve on our Board of Directors because of his deep understanding and experience in our industry sector as well as his track record of improving operating performance in the companies where he has worked.
		57	December 2011
Jennifer L. Cue
Ms. Cue was appointed Chief Executive Officer effective June 30, 2012 after joining the Board of Directors in April 2012. Ms. Cue recently served as Interim Chief Financial Officer of the Company from September 2011 to December 2011. She previously served in many roles with the Company, including as Chief Financial Officer and Corporate Secretary from 1997 to 2005, as Chief Operating Officer from 2002 to 2005, and as Vice President, Corporate and Financial Development from 1995 to 1997. She also previously served as a member of the Board from 1995 to 2005. Since her prior departure from the Company in 2005, Mr. Cue focused on strategic business consulting, private investment initiatives and financial advising. Prior to 1995, Ms. Cue worked in both investment and commercial banking. Ms. Cue holds an MBA from McGill University in Montreal and a Bachelor of Commerce from the University of British Columbia in Vancouver, British Columbia. Ms. Cue is also a Chartered Financial Analyst. We believe Ms. Cue is qualified to serve on our Board of Directors because she brings first-hand knowledge of the Company's day-to-day operations as well as an understanding of the operational, financial and strategic issues facing our Company.
		48	April 2012

Name	Position / Background	Age	Director Since
Michael M. Fleming
Mr. Fleming currently serves as the Chairman of the Board of Directors effective June 27, 2012 and is an attorney with the law firm of Lane Powell PC in Seattle, Washington, specializing in real estate, dispute resolution, securities and environmental matters, since 2000. Mr. Fleming also serves on the Board of Directors of S&W Seed Co., an agricultural products company, where he has served as Chairman of the Audit Committee. Mr. Fleming has served on the Board of Directors of Big Brothers and Big Sisters of Puget Sound since December 2002 and as its Chairman for 2008/2009. He is the President and owner of Kidcentre, Inc., a private company in the business of providing child care services in Seattle, Washington, since 1988. Since 1985, he has also been the President and owner of Fleming Investment Co., an investment company. Mr. Fleming holds a Bachelor of Arts degree from the University of Washington and a law degree from the University of California, Hastings College of the Law. We believe Mr. Fleming is qualified to serve on our Board of Directors because of his experience as president and owner of two businesses, his service on other boards of directors, and his legal background contribute legal expertise in matters of business and securities law.
		63	April 1997
Matthew K. Kellogg
Mr. Kellogg is currently the managing member of Canal Investments LLC, an investment firm, serving in such capacity since 2003. Mr. Kellogg previously served in several roles with the Company, including serving on our Board from 1999 to 2006, as Corporate Secretary (in a non-employee capacity) from March 2006 to August 2006, and as Executive Chairman from March 2002 until November 2002. In 2008, Mr. Kellogg co-founded Point32 Development Company, a real estate development firm, where he currently serves as a principal. Mr. Kellogg co-owns Tutta Bella Neapolitan Pizzeria, a regional casual restaurant chain. From 2002 to 2003, Mr. Kellogg was the manager of Kingfisher Capital LLC, an investment firm. Mr. Kellogg holds a Bachelor of Science degree from Skidmore College. We believe Mr. Kellogg is qualified to serve on our Board of Directors because his experience as a business owner and his investment experience contribute extensive business management and business development expertise.
		46	June 2008
Susan A. Schreter
Ms. Schreter is the founder of TakeCommand Information Media, Inc., an online entrepreneurial education and membership organization for small business owners, and has served as its managing editor and Chief Executive Officer since 2006. In addition, she is a contributor to online and print publications in the areas of small business finance. She served as the Chief Executive Officer and Chairman of the Board of First Transaction Management, Inc., a general business and strategic planning consulting firm, from 1999 to 2008 and is currently on the Board of Directors of Heyou Entertainment Inc., a private company. Ms. Schreter received a Bachelor of Arts degree and is an honors graduate of Smith College. We believe Ms. Schreter is qualified to serve on our Board of Directors because her experiences as Chief Executive Officer and member of the board of other companies and her background in the business and entrepreneurial fields contribute experience and knowledge in business finance and strategic planning.
		50	June 2008

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

The Board of Directors has determined that the following directors (including current directors and former directors who served as directors during any part of fiscal year 2011) are “independent” within the meaning of the listing standards of The

Nasdaq Stock Market: current directors Mills Brown, Richard V. Cautero, Michael Fleming, Matthew Kellogg and Susan Schreter, and former director Richard Eiswirth, Jr. In making its independence determinations, the Board of Directors considered all relationships between any of the directors and us.

Board Leadership Structure and Role in Risk Oversight

The Board of Directors selects by consensus the Chairman from the directors. Michael Fleming serves as the current Chairman of the Board. The Board of Directors does not have a specific policy on whether the roles of Chief Executive Officer and Chairman of the Board should be separate, or if the roles are separate, whether the Chairman of the Board should be selected from the non-employee directors. Currently, these roles are separate. The Board of Directors believes that it should have discretion to determine the most appropriate leadership structure at a given time.

The Board of Directors believes the current leadership structure, with an independent Chairman of the Board, is appropriate at this time. The Board believes this structure ensures a greater role for the independent directors in the oversight of the Company, as well as their active participation in setting agendas and establishing priorities and procedures for the work of the Board. The Board also believes its administration of risk oversight, as discussed below, has not affected the Board's leadership structure.

The Board of Directors oversees the risk management process, while executive management oversees and manages risk on a day-to-day operational basis.  The Board receives regular reports from executive management on areas of material risk to the Company, including operational, financial, legal, regulatory and strategic risks. While the Board is ultimately responsible for risk oversight, each of the Board committees assists in fulfilling these oversight responsibilities. The Audit Committee oversees management of financial risks by identifying key areas of risk for the Company; reviewing management's policies, programs and policies to deal with risk and identifying members of management whose responsibility it is to manage risks and receiving reports from such persons. The Compensation and Governance Committee (the “Compensation Committee") is responsible for overseeing the management of risks relating to corporate governance and the compensation of executives, employees and non-employee directors. The Nominating Committee manages risks associated with Board composition, including the independence of Board members. The chairperson of the relevant Board committee reports on its discussions to the full Board, enabling the Board and its committees to coordinate the risk oversight role.

Board Attendance

During the 2011 fiscal year, the Board of Directors held eleven meetings. Each director was in attendance at more than 75% of the meetings held of the Board and any committees on which he or she served during his or her tenure as a director in 2011. At each Board meeting, non-employee directors have the opportunity to meet in executive session without members of management present.

We do not have a formal policy requiring director attendance at our annual meeting of shareholders; however, all directors are encouraged to attend. At last year's 2011 Annual Meeting of Shareholders, three of our directors were in attendance.

Board Meetings and Committees

Our Board has an Audit Committee, a Compensation Committee and a Nominating Committee. The membership of each committee as of August 31, 2012 is indicated below:

Director	Audit	Compensation and Governance	Nominating
Mills A. Brown		Chair	X
Richard V. Cautero	X
Michael M. Fleming	X		X
Matthew K. Kellogg		X	Chair
Susan A. Schreter	Chair	X

Audit Committee

The Audit Committee represents the Board of Directors in discharging its responsibilities relating to our accounting,

reporting, financial and internal control practices. The Audit Committee has general responsibility for reviewing with management the financial and internal controls and the accounting, auditing and reporting activities of our company and our subsidiaries. Among its responsibilities, the Audit Committee: annually reviews the qualifications and objectivity of our independent public accounting firm; is responsible for selecting, retaining or replacing our independent auditors; reviews the scope, fees and result of their audit; reviews and approves any non-audit services and related fees; is informed of their significant audit findings and management's responses thereto; and annually reviews the status of significant current and potential legal matters. The Audit Committee reviews the quarterly and annual financial statements and recommends their acceptance to the Board of Directors. The Audit Committee has a written charter, which is posted on the Company's website at www.jonessoda.com under “Company– Jones Press –Investor Information –Corporate Governance.”

During 2011, the Audit Committee consisted of Messrs. Eiswirth, Kellogg (through March 2011) and Fleming (beginning April 2011) and Ms. Schreter. On April 1, 2011, Mr. Kellogg resigned from the Audit Committee, and Mr. Fleming was appointed to the committee. The Board of Directors determined that Mr. Eiswirth qualified as an “audit committee financial expert” within the meaning of Securities and Exchange Commission (“SEC”) rules. All of the directors on the Audit Committee qualify as “independent directors” within the meaning of SEC rules and the listing standards of The Nasdaq Stock Market. The Audit Committee held four meetings in 2011.

During 2012, the Audit Committee has been reconstituted. The Audit Committee currently consists of Messrs. Fleming, Cautero (beginning July 2012) and Ms. Schreter. On June 27, 2012, Mr. Eiswirth resigned from the Audit Committee, and Mr. Cautero was appointed to the committee. The Board of Directors has determined that Ms. Schreter qualifies as an “audit committee financial expert” within the meaning of SEC rules.

Compensation and Governance Committee

During 2011, the Compensation and Governance Committee consisted of Messrs., Brown, Eiswirth, Kellogg and Ms. Schreter. Each member of the Compensation Committee is an independent director under The Nasdaq Stock Market listing standards. The Compensation Committee held three meetings in 2011. Compensation for the Named Executive Officers is recommended by the Compensation Committee to the full Board of Directors. All decisions and recommendations of the Compensation Committee are reported to and approved by our Board, with the exception of equity grants, which are approved by the Compensation Committee.

Pursuant to its written charter, the primary functions of the Compensation Committee are to assist with the responsibilities of the Board of Directors relating to the compensation of the Company's Chief Executive Officer, other executives, and employees, and administration of the Company's benefit plans. The Compensation Committee is also responsible for performing other compensation- and governance-related duties set forth in its written charter, which is posted on the Company's website at www.jonessoda.com under “Company– Jones Press –Investor Information –Corporate Governance.” The Compensation Committee, when appropriate, may delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee, the Board or Company officers. Additionally, the Compensation Committee, in its sole discretion, may retain compensation consultants, independent counsel, accounting and other professionals without seeking approval of the Board with respect to the selection, fees and/or retention terms for these advisors. The Compensation Committee did not retain a compensation consultant in 2011 to advise with respect to executive compensation or other compensation matters.

Under its charter, the Compensation Committee establishes, and annually reviews, policies regarding executive compensation. With respect to our Chief Executive Officer, the Compensation Committee solicits input from the full Board of Directors and, based on that input, develops corporate goals and objectives relevant to the CEO's compensation, evaluates the CEO's performance in light of those goals and objectives and, with the exception of equity grants, recommends to the Board the CEO's compensation based on this evaluation and other relevant information. For other executive officers, the CEO provides the Compensation Committee a performance assessment and recommendation regarding performance goals and compensation. The Compensation Committee reviews this information and the recommendations, as well as other relevant information, and, with the exception of equity grants, recommends the compensation of these officers on an annual basis to the Board for approval. With respect to equity grants, the Compensation Committee has the authority, without Board approval, to approve all equity awards to employees and executive officers.

The Chief Executive Officer reports to the Compensation Committee periodically on the results of the evaluations of our executive officers (other than the CEO). In addition to the CEO's involvement in setting individual performance goals, conducting evaluations and making compensation recommendations for other executive officers, our management team plays an active role in updating the Compensation Committee on the trends and challenges of hiring, retaining and competing for talent. The management team periodically suggests alternative forms of compensation or compensation strategies to assist the Compensation Committee in recommending to the Board compensation packages that will enable us to attract and retain key talent.

Under its charter, the Compensation Committee also reviews director compensation practices, including in relation to peer companies, and recommends to the Board of Directors revisions to our director compensation program. In addition, the Compensation Committee develops, periodically reviews and recommends to the Board director and executive stock ownership guidelines, and provides oversight and recommendations to the Board regarding our tax-qualified and nonqualified benefit plans. The Compensation Committee reports regularly to the Board and seeks its approval on any other significant matters arising from the Committee's work, including awards to top executives and special executive employment, compensation and retirement arrangements.

Nominating Committee

During 2011, the Nominating Committee consisted of Messrs. Kellogg, Brown and Fleming. All of the directors on the Nominating Committee qualify as “independent directors” within the meaning of the listing standards of The Nasdaq Stock Market. The Nominating Committee held two meetings in 2011.

The primary functions of the Nominating Committee are to identify individuals qualified to become members of the Board of Directors and to approve and recommend to the Board of Directors director candidates for election to the Board of Directors. The Nominating Committee is also responsible for performing other related duties set forth in its written charter, which is posted on the Company's website at www.jonessoda.com under “Company–Jones Press –Investor Information–Corporate Governance.”

The Nominating Committee is generally responsible for the identification, review, selection and recommendation to the Board of Directors of candidates for director nominees, including the development of policies and procedures to assist in the performance of these responsibilities. The Nominating Committee reviews with the Board the requisite qualifications, skills and characteristics for Board nominees and composition and the specific considerations relating to individual director candidates. Upon the Nominating Committee's recommendations, the Board recommends the director nominees to the shareholders for election.

Potential director candidates are referred to the Chair of the Nominating Committee for consideration by the Nominating Committee, which may then recommend the director candidate to the Board of Directors for its consideration, if deemed appropriate. If necessary or desirable in the opinion of the Nominating Committee, the Nominating Committee will determine appropriate means for seeking additional director candidates, including engagement of outside consultants to assist in the identification of director candidates.

The Nominating Committee will consider candidates recommended by shareholders. Shareholders wishing to suggest director candidates should submit their suggestions in writing to the Chair of the Nominating Committee, c/o the Corporate Secretary of the Company, providing the candidate's name, biographical data and other relevant information. Shareholders who intend to nominate a director for election at the 2013 Annual Meeting of Shareholders must provide advance written notice of such nomination to the Corporate Secretary of the Company in the manner described below under the heading “Shareholder Proposals For 2013 Annual Meeting.”

The Nominating Committee has recommended to the Board of Directors, and the Board has adopted, the Director Selection Guidelines set out in Exhibit A to the Nominating Committee charter. In accordance with the Director Selection Guidelines, the Nominating Committee and the Board, as appropriate, will review the following considerations, among others, in their evaluation of candidates for Board nomination: personal and professional ethics; training, experience and ability at making and overseeing policy in business; commitment to fulfilling the duties of the Board; commitment to understanding the Company's business; commitment to engaging in activities in the best interests of the Company; independence; diversity; industry knowledge and contacts; financial or accounting expertise; leadership qualities; public company board of director and committee experience and other relevant qualifications. The Nominating Committee does not have a formal policy with respect to diversity; however, the Nominating Committee and the Board believe it essential to have directors representing diverse viewpoints. Accordingly, diversity is one factor considered by the Nominating Committee in evaluating overall Board composition and evaluating appropriate director candidates. We believe our current directors bring strong diversity of experiences to the Board as leaders in business, finance and legal affairs. Under the oversight of the Nominating Committee, the Board periodically reviews the composition of the Board and assesses the characteristics and critical skills required of prospective director candidates.

The Nominating Committee periodically reviews with the Board the appropriate process for and the considerations to be taken in the evaluation of director candidates. In the event there is a vacancy on the Board, the Chair of the Nominating Committee will initiate the effort to identify appropriate director candidates.

Shareholder Communication with the Board

Shareholders who wish to communicate with our Board of Directors or with a particular director can send correspondence to our Corporate Secretary, c/o Jones Soda Co., 1000 1st Avenue South, Suite 100, Seattle, WA 98134. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such correspondence must identify the author as a shareholder of Jones Soda Co., and clearly state whether the intended recipients are all members of the Board of Directors or just certain specified directors.

Depending on the subject matter of the communication, management will do one of the following:

•	forward the communication to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly, for example where it is a request for information about Jones Soda Co. or it is a stock related matter; or

•	not forward the communication if it is primarily commercial in nature, if it relates to an improper or irrelevant topic, or if it is unduly hostile, threatening, illegal or otherwise inappropriate.
At each Board meeting, management will present a summary of all communications received since the last meeting that were not forwarded and shall make those communications available to the directors.
In addition, any person who desires to communicate any matter specifically to our Audit Committee may contact the Audit Committee by addressing a letter to the Chairman of the Audit Committee, c/o Corporate Secretary, Jones Soda Co., 1000 1st Avenue South, Suite 100, Seattle, WA 98134. Communications addressed to the Audit Committee Chair may be submitted anonymously, in which event the envelope will not be opened for any purpose other than appropriate security inspections. Otherwise, such mailing will be forwarded directly to the Chair of our Audit Committee for his or her review and follow-up action as he or she deems appropriate.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of August 31, 2012 certain information regarding the beneficial ownership of our outstanding common stock by the following persons or groups:

•	the Named Executive Officers identified in the Summary Compensation Table below;

•	each of our current directors and director nominees;

•	all of our current directors and executive officers as a group; and

•	each person who, to our knowledge, beneficially owns more than 5% of our common stock.
As of August 31, 2012 there were 38,538,640 shares of common stock issued and outstanding. Unless otherwise indicated, each person's address is c/o Jones Soda Co., 1000 1st Avenue South, Suite 100, Seattle, WA 98134.

Beneficial ownership is determined in accordance with SEC rules and includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of August 31, 2012 are deemed outstanding for computing the percentage ownership of the person holding the options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated and subject to community property laws where applicable, we believe the beneficial owners of the common stock listed below, based on information furnished by them, have sole voting and investment power with respect to the shares listed opposite their names.

	Beneficial Ownership of Common Stock(1)
Name and Address of Beneficial Owner	No. of Shares	Options/Warrants Currently Exercisable or Within 60 Days	Total Beneficial Ownership	Percent of Total
Executive Officers and Directors
Jennifer L. Cue, Chief Executive Officer and Director	23,025	1,010,000	1,033,025	2.7%
Carrie L. Traner, Vice President of Finance (2)	28,652	22,144	50,796	*
Mills A. Brown, Director	430,186	60,000	490,186	1.3%
Richard V. Cautero, Director	21,893	—	21,893	*
Michael M. Fleming, Director	27,995	75,000	102,995	*
Matthew K. Kellogg, Director	169,092	175,000	344,092	*
Susan A. Schreter, Director	57,677	75,000	132,677	*
William R. Meissner, former Chief Executive Officer (3)	20,800	—	20,800	*
Michael R. O'Brien, former Chief Financial Officer (4)	4,153	97,147	101,300	*
All current directors and executive officers as a group (7 persons)	758,520	1,417,144	2,175,664	5.6%
Greater than 5% Shareholders (5)	—	—	—
____________

*	Less than one percent
(1)	The table is based upon information supplied by such principal shareholders, executive officers and directors.
(2)	Includes 12,500 shares of unvested restricted stock held by Ms. Traner.
(3)	Mr. Meissner resigned from the Company effective June 30, 2012.
(4)	Mr. O'Brien resigned from the Company effective September 13, 2011.
(5)
Excludes Archon Capital Management LLC and Constantinos Christofilis, Managing Member of Archon Capital Management LLC, who filed a Schedule 13G on February 14, 2012 reporting beneficial ownership of 1,751,983 shares. Based on our shares outstanding as of August 31, 2012, this represents 4.54% of our outstanding common stock.

 Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our common stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Reporting Persons are also required by SEC regulations to furnish us with copies of all such ownership reports they file. SEC regulations also require the Company to identify in this Proxy Statement any Reporting Person who failed to file any such report on a timely basis.

Based solely on our review of the copies of such reports received or written communications from certain Reporting Persons, we believe that all Reporting Persons complied with all applicable Section 16(a) filing requirements for fiscal year 2011, except that Mr. O'Brien failed to file a Form 4 to report one transaction.

Code of Ethics

The Company has adopted a Code of Ethics that applies to its Chief Executive Officer, Vice President of Finance and other senior financial officers, as well as a Code of Conduct applicable to all directors, officers and employees. A copy of each is posted on the Company's website at www.jonessoda.com under “Company- Jones Press -Investor Information -Corporate Governance.” If we waive any material provision of our Code of Conduct or Code of Ethics for our CEO and senior financial officers or substantively change the codes, we will disclose that fact on our website within four business days.

EXECUTIVE OFFICERS

Our executive officers as of August 31, 2012 are as follows:

Name	Age	Position
Jennifer L. Cue	48	Chief Executive Officer and President
Carrie L. Traner	38	Vice President of Finance and Corporate Secretary

Ms. Cue's biography is set forth above under Proposal 1, Election of Directors.

Ms. Traner was appointed Vice President of Finance and Corporate Secretary effective December 2011 after joining Jones Soda in November 2008 as Controller, and currently serves as our principal financial and accounting officer. Previously, Ms. Traner served as Controller of Pyramid Breweries Inc., a craft beer brewery, from October 2005 until October 2008. Ms. Traner began her financial career with Deloitte & Touche LLP, a professional services firm. Ms. Traner earned a Bachelor of Arts degree in Business Administration with a concentration in accounting from the University of Washington. She is a certified public accountant.

EXECUTIVE COMPENSATION

Summary Compensation Table
The following table shows for the fiscal years ended December 31, 2011 and 2010, to the extent applicable, all compensation awarded, earned by or paid to the following persons (the “Named Executive Officers”):

•	William R. Meissner, our former President and Chief Executive Officer;

•	Carrie L. Traner, our Vice President of Finance and Corporate Secretary; and

•	Michael R. O'Brien, our former Chief Financial Officer and former Corporate Secretary.
Our current Chief Executive Officer, Jennifer L. Cue, was appointed to her position in June 2012 and accordingly she is not listed as a Named Executive Officer for 2011.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
William R. Meissner (2)	2011	$250,000	$—	$—	$280,700	$16,437	$547,137
Former President and Chief Executive Officer	2010	181,890	93,750	—	211,860	—	487,500
Carrie L. Traner (3)	2011	111,333	13,063	8,560	23,310	—	156,266
Vice President of Finance and Corporate Secretary	2010	110,000	7,475	11,000	6,104	—	134,579
Michael R. O'Brien (4)	2011	164,049	—	—	23,676	—	187,725
Former Chief Financial Officer and Corporate Secretary	2010	200,000	50,000	—	24,416	—	274,416
____________

(1)
Represents the aggregate grant date fair value for awards granted in 2011 and 2010, as applicable, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). See Note 9 of the consolidated financial statements in our 2011 Annual Report regarding the assumptions underlying the valuation of equity awards.

(2)
Mr. Meissner resigned from his executive officer position with the Company effective June 30, 2012. The amounts under “All Other Compensation” consist of $6,000 car allowance, $10,017 contributions paid by us under our 401(k) plan, and $420 wellness benefit.

(3)	Ms. Traner served as Controller until December 1, 2011 when she was promoted to Vice President of Finance.
(4)	Mr. O'Brien resigned from the Company effective September 13, 2011.
Narrative Disclosure to Summary Compensation Table
The following describes the material factors necessary to understand the compensation disclosed in the Summary Compensation Table.
William R. Meissner. During 2011, Mr. Meissner served as our President and Chief Executive Officer pursuant to an employment agreement that was effective on April 9, 2010. Mr. Meissner resigned from his executive officer positions with the Company effective June 30, 2012. Pursuant to the employment agreement, Mr. Meissner received an annual base salary of $250,000 and, based on the achievement of performance metrics established by the Compensation Committee of our Board of Directors, he had the opportunity to increase his annual base salary by up to 10%. In addition, the employment agreement provided that Mr. Meissner was eligible to receive (a) an annual performance bonus of 50% of his base salary, which may have been taken in either cash or stock, based on 100% achievement of performance targets agreed upon by us and Mr. Meissner subject to approval by the Compensation Committee.
Pursuant to his employment agreement, in 2011 Mr. Meissner was granted a stock option to purchase 250,000 shares of common stock pursuant to our 2002 Stock Option and Restricted Stock Plan, as amended (the “2002 Equity Plan”), with an exercise price equal to the closing price of our common stock on the date of the grant. This option vests over a period of forty-two months with the first 1/7th vesting six months from the grant date and the balance vesting in equal amounts every six months thereafter. Also pursuant to the employment agreement, in 2010 Mr. Meissner was granted a fully vested stock option to purchase 100,000 shares of common stock pursuant to our 2002 Equity Plan, with an exercise price equal to the closing price of our common stock on the date of the grant. Mr. Meissner was also granted an additional stock option to purchase 250,000 shares of common stock pursuant to the 2002 Equity Plan, with an exercise price equal to the closing price of our common stock on the date of the grant and vesting in equal installments every six months over forty-two months from the date of grant subject to his continued employment. The employment agreement also contained certain restrictive covenants, including the requirement that Mr. Meissner execute a confidentiality agreement.
Under the employment agreement, Mr. Meissner would have been entitled to severance only if he was terminated without Cause in connection with a Corporate Transaction, in a lump sum payment equal to three months of his then current base salary.
For purposes of Mr. Meissner’s employment agreement, the following terms were defined as follows:
• “Cause” includes (i) conviction of any felony or misdemeanor; (ii) breach of our Code of Ethics or Insider Trading Policy or Regulation FD policies, as now in effect or as modified in the future; (iii) theft or embezzlement from us; or (iv) attempt to obstruct or failure to cooperate with any investigation authorized by us or any governmental or self-regulatory entity.
• “Corporate Transaction” is any of the following events: (a) consummation of any merger or consolidation in which we are not the continuing or surviving corporation, or pursuant to which shares of our common stock are converted into cash, securities or other property, if following such merger or consolidation the holders of our outstanding voting securities immediately prior to such merger or consolidation own less than 50% of the outstanding voting securities of the surviving corporation; (b) consummation of any sale, lease, exchange or other transfer in one transaction, or a series of related transactions, of all or substantially all of our assets other than a transfer of our assets to a majority-owned subsidiary corporation of the Company; or (c) approval by the holders of our common stock of any plan or proposal for the liquidation or dissolution of the Company.
On June 27, 2012, Mr. Meissner delivered written notice to the Board of Directors of his resignation as Director, effective immediately and as President and Chief Executive Officer effective June 30, 2012. We entered into a Separation and Release Agreement with Mr. Meissner, pursuant to which Mr. Meissner will receive three months of his then current base salary payable semi-monthly. Vesting on Mr. Meissner's stock options ceased on June 30, 2012 with his resignation from employment. No severance payments or other benefits were due to him under his employment agreement as a result of his resignation.
Carrie L. Traner. Ms. Traner serves as our Vice President of Finance pursuant to a revised employment agreement that was effective on December 1, 2011. Pursuant to the employment agreement, Ms. Traner receives an annual base salary of $126,000. In addition, the employment agreement provides that Ms. Traner is eligible to receive an annual performance bonus of 25% of her actual base salary based on 100% achievement of objectives to be agreed upon by the Company and Ms. Traner, with higher bonus amounts possible if objectives are exceeded (all subject to approval by the Compensation and Governance Committee). Pursuant to her employment agreement, in 2011 Ms. Traner was granted a stock option to purchase 70,000 shares of common stock, with an exercise price equal to the closing price of our common stock on the date of the grant. This option vests at a rate of 25% on December 1, 2012 and an additional 1/48th will vest each additional one-month period thereafter until December 1, 2015. The employment agreement also contains certain restrictive covenants, including the requirement that Ms. Traner execute a confidentiality agreement.
Under the employment agreement, Ms. Traner is entitled to severance only if she is terminated without Cause in connection with a Change of Control (as defined in our 2011 Incentive Plan), in a lump sum severance payment equal to three months of her current base salary, payable within two and one-half months following her termination date.
Michael R. O’Brien. During the first nine months of 2011, Mr. O’Brien served as our Chief Financial Officer pursuant to an employment agreement that was effective on September 2, 2008, as amended on December 29, 2008. He resigned from his position as our Chief Financial Officer, effective September 13, 2011. Pursuant to the employment agreement, Mr. O’Brien received an annual base salary of $200,000. In addition, the employment agreement provided that Mr. O’Brien was eligible to receive (a) an annual performance bonus of 35% of his base salary based on 100% achievement of objectives to be agreed upon by us and Mr. O’Brien, with higher bonus amounts possible if objectives were exceeded (all subject to approval by the Compensation Committee) and (b) an option to purchase 40,000 shares of common stock annually and a one-time restricted stock grant of 2,000 shares (which was issued to him in 2008) (all subject to the approval of the Compensation Committee). The employment agreement also contained certain restrictive covenants, including the requirement that Mr. O’Brien execute a confidentiality agreement.
Under the employment agreement, if Mr. O’Brien was terminated without Cause after September 2, 2009 or if he was terminated without Cause in connection with a Corporate Transaction, he would be entitled to receive 12 months of his then current base salary, payable in equal installments during the 12 month period immediately following his termination, plus a lump sum payment equal to the last target bonus paid to Mr. O’Brien, COBRA coverage for 12 months for Mr. O’Brien and his family, and immediate vesting of the unvested portion of his stock options and restricted stock grants.
On September 13, 2011, Mr. O'Brien resigned from his employment with us. Pursuant to the Separation Agreement and General Release between Mr. O'Brien and us, we agreed to extend the length of time for Mr. O'Brien to exercise his vested stock options until 18 months after his date of termination. No severance payments or other benefits were due to him under his employment agreement as a result of his resignation.
Bonus Payments in 2012 for 2011 Performance. The Compensation Committee established a discretionary bonus plan for 2011 for Messrs. Meissner and O’Brien. This bonus plan was also the basis under which Ms. Traner's bonus was established as per her employment agreement. Based on Mr. O'Brien's resignation effective September 13, 2011, he was not eligible for a bonus payment. Under the bonus plan, Mr. Meissner’s target bonus was set at 50% of his annual base salary and Ms. Traner's target bonus was set at 25% of her base salary. After the end of the fiscal year, the Compensation Committee reviewed our fiscal 2011 results, evaluated the performance of each of the executives in 2011 and considered the proposed bonus payments in the context of each executive officer’s overall compensation package. Based on these evaluations, the Compensation Committee determined that Mr. Meissner should not receive any of his target bonus amount, especially in light of our financial performance in 2011, but awarded Ms. Traner 95% of her key performance criteria bonus amount, or $13,063, paid entirely in cash. The Compensation Committee did determine however, to award Mr. Meissner a stock option grant and on March 16, 2012, granted him a stock option to purchase 50,000 shares of our common stock with an exercise price equal to the closing price of our common stock on the date of the grant. This option would have vested at a rate of 25% on March 16, 2013 with an additional 1/48th vesting each additional one-month period thereafter. Vesting on Mr. Meissner's stock options ceased on June 30, 2012 with his resignation from employment.
Outstanding Equity Awards at Fiscal Year-End 2011 Table
The following table presents information about outstanding equity awards held by each of the Named Executive Officers as of December 31, 2011.

		Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
Name	Grant Date	Exercisable	Unexercisable(1)	($)		(#)	($)(2)
William R. Meissner (3)	2/18/2011	35,714	214,286	$1.42	2/18/2021	—	$—
	4/12/2010	100,000	—	0.81	4/12/2020	—	—
	4/12/2010	107,142	142,858	0.81	4/12/2020	—	—
Carrie L. Traner (4)	12/1/2011	—	70,000	0.42	12/1/2021	—	—
	9/8/2011	—	—	—	—	12,500	$4,625
	4/12/2010	4,285	5,715	0.81	4/12/2020	—	—
	3/16/2009	10,716	4,284	0.80	3/16/2019	—	—
Michael R. O'Brien (5)	2/18/2011	5,714	—	1.42	3/13/2013	—	—
	4/12/2010	11,420	—	0.81	3/13/2013	—	—
	4/6/2009	11,432	—	0.84	3/13/2013	—	—
	3/16/2009	34,296	—	0.80	3/13/2013	—	—
	12/9/2008	34,285	—	0.37	3/13/2013	—	—
____________

(1)
Unless otherwise noted below, these options vest over a period of 42 months, with 14.29% vesting on each six-month anniversary of the grant date. Unless otherwise noted below, these options were granted under our 2002 Equity Plan.

(2)	The closing price of our common stock on December 31, 2011 was $0.37 per share.
(3)	Mr. Meissner resigned from the Board of Directors effective June 27, 2012 and from his executive officer positions with the Company effective June 30, 2012.
(4)
Ms. Traner's option grant on December 1, 2012 was issued under the 2011 Incentive Plan and vests over a period of 48 months, with 25% vesting after one year and an additional 1/48th each one-month period of continuous service completed thereafter. Ms. Traner's restricted stock award vests after 18 months.

(5)	Mr. O'Brien resigned as of September 13, 2011, and as part of his separation agreement, the expiration date for his vested stock options was extended to 18 months from the date of his resignation.
Additional Narrative Disclosure
As described above under “Narrative Disclosure to Summary Compensation Table,” we entered into employment agreements with each of our Named Executive Officers, which provide for certain benefits in the event of termination following a change of control for certain Named Executive Officers.
In addition, both our 2002 Equity Plan and our 2011 Incentive Plan provide for accelerated vesting of all unvested awards upon a corporate transaction, irrespective of the scheduled vesting date for these awards, unless the awards are assumed or substituted for by the successor company. For purposes of each plan, a “corporate transaction” means any of the following events:
2002 Equity Plan
• Consummation of any merger or consolidation in which we are not the continuing or surviving corporation, or pursuant to which shares of our common stock are converted into cash, securities or other property and our shareholders (immediately prior to such merger or consolidation) own less than 50% of the outstanding voting securities of the surviving corporation after the merger or consolidation;
• Consummation of any sale, lease, exchange or other transfer in one transaction, or a series of related transactions, of all or substantially all of our assets; or
• Shareholder approval of any plan or proposal for our liquidation or dissolution.
2011 Incentive Plan
• Consummation of a merger or consolidation of the Company with or into any other company;
• Consummation of a statutory share exchange pursuant to which our outstanding shares are acquired or a sale in one transaction or a series of transactions undertaken with a common purpose of at least 50% of our outstanding voting securities; or
• Consummation of a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all of our assets.

  DIRECTOR COMPENSATION
We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board of Directors. In setting director compensation, the Board of Directors considers the significant amount of time that directors expend in fulfilling their duties as well as the skill level required of members of the Board of Directors.
In addition to cash and stock-based compensation, non-employee directors are reimbursed for their out-of-pocket expenses, in accordance with our reimbursement policies, incurred in attending meetings of the Board of Directors and committee meetings and conferences with our senior management. We also maintain liability insurance on all of our directors and executive officers. Directors who are our employees receive no compensation for their service as directors.
2011 Standard Cash Compensation
Under the compensation structure effective February 18, 2011, each non-employee director is entitled to receive the following compensation for his or her service in 2011:

Position	Amount
Non-employee (“NE”) Director Annual Retainer	$12,000
NE Director Board Meeting Attendance Fee (telephonic)	1,000 (500)
NE Director Audit Committee Meeting Attendance Fee	1,000
NE Director Committee Meeting Attendance Fee other than Audit Committee - live or telephonic	500
Chair of Board of Directors Annual Retainer	10,000
Chair of Audit Committee Annual Retainer	3,500
Chair of Compensation and Governance Committee Annual Retainer	2,000
Chair of Nominating Committee Annual Retainer	2,000
2011 Standard Equity Compensation
Beginning from March 3, 2009, each non-employee director receives an annual stock option grant for 20,000 shares of common stock, with an exercise price equal to the fair market value of the common stock on the date of grant and a term of ten years, or an equivalent grant of shares of restricted stock. Stock options and restricted stock awards granted prior to March 3, 2009 vest over a period of 42 months, with 14.29% vesting on each six-month anniversary of the grant date. Effective March 3, 2009, the Board of Directors adopted a new vesting schedule for option awards and restricted stock grants made to non-employee directors, with the grants to vest in full one year from the date of grant.
2011 Non-Standard Compensation
In June 2010, the Board of Directors, upon the recommendation of the Compensation Committee, approved a revision to our director compensation practices to allow non-employee directors to receive a portion of their fees in the form of shares of our fully vested common stock in lieu of cash. All of our non-employee directors can elect to receive their payments in cash, stock or a combination of both.
2011 Director Compensation Table
The following table presents information about compensation earned by or paid to non-employee directors during 2011.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)
Mills A. Brown	$23,500	$18,398	$41,898
Richard V. Cautero (3)	1,113	—	1,113
Richard S. Eiswirth, Jr. (4)	38,000	18,398	56,398
Michael M. Fleming	20,000	18,398	38,398
Matthew K. Kellogg	24,500	18,398	42,898
Susan A. Schreter	25,000	18,398	43,398
____________

(1)	Includes fees received in the form of shares of fully vested common stock, as follows: Mr. Brown, $12,000; Mr. Eiswirth, $9,625; Mr. Fleming, $5,520; Mr. Kellogg, $13,000; and Ms. Schreter, $12,500.
(2)
Represents the aggregate grant date fair value for awards granted in 2011 in accordance with ASC Topic 718. See Note 9 of the consolidated financial statements in our 2011 Annual Report regarding the assumptions underlying the valuation of equity awards. As of December 31, 2011, each non-employee director had the following number of options outstanding: Mr. Brown, 60,000; Mr. Cautero, none; Mr. Eiswirth, 85,000; Mr. Fleming, 85,000; Mr. Kellogg, 175,000; and Ms. Schreter, 75,000.

(3)	Mr. Cautero was appointed to the Board of Directors effective December 13, 2011.
(4)	Mr. Eiswirth resigned from the Board of Directors effective June 27, 2012.
Stock Ownership Guidelines
In August 2007, the Board of Directors implemented stock ownership guidelines for its non-employee directors to further align their interests with those of shareholders. For non-employee directors, stock ownership guidelines are set at a value equal to three times their annual cash retainer and other Board fees paid to such director over the prior twelve months. Under these guidelines, non-employee directors are encouraged to increase their ownership of our common stock to meet these ownership requirements within three years of becoming a director, or within three years of the adoption of the guidelines, whichever is later. The required ownership level for each director is re-calculated as of June 30 of every third year. Shares that count toward these ownership guidelines include:
•     shares of common stock purchased on the open market;
•     common stock obtained and held through stock option exercises; and
•     vested restricted stock and in-the-money vested stock options.
For as long as a director continues to serve on the Board, he or she may sell no more than 33% of his or her vested stock holdings in any one quarter. However, directors may sell enough shares to cover their income tax liability on vested grants. The Board may approve exceptions to these guidelines on a case-by-case basis.
The earliest compliance deadline under the guidelines was in August 2010. Our directors were subject to an extended Company-imposed trading blackout period for all of fiscal 2009 through the announcement of our financial results for the quarter ended June 30, 2010. This blackout period limited the directors’ ability to acquire our common stock on the open market. As of August 31, 2012, one non-employee director met the ownership level under the stock ownership guidelines based on the ownership level established as of June 30, 2010 (compared to four non-employee directors meeting the ownership level a year ago). The decline in our stock price negatively impacted the calculation in the current year.

TRANSACTIONS WITH RELATED PERSONS

During the period from the beginning of fiscal year 2011 through the date of this Proxy Statement, there have been no related person transactions required to be disclosed pursuant to Item 404(a) or Item 404(d)(1) of Regulation S-K.

The Board of Directors, upon the recommendation of the Audit Committee, has adopted a written policy for the review and approval or ratification of related person transactions. Under the policy, our directors and executive officers are expected to disclose to our Chief Financial Officer (or, if the transaction involves the Chief Financial Officer, to the Chief Executive Officer) (either, as applicable, the “Designated Officer”) the material facts of any transaction that could be considered a related person transaction promptly upon gaining knowledge of the transaction. A related person transaction is generally defined as any transaction required to be disclosed under Item 404(a) of Regulation S-K, the SEC's related person transaction disclosure rule, except that our policy does not contain a dollar threshold for a transaction to be considered a related person transaction.

If the Designated Officer determines that the transaction is a related person transaction under SEC's rules, the Designated Officer will notify the Chair of the Audit Committee and submit the transaction to the Audit Committee, which will review and determine whether to approve or ratify the transaction.

When determining whether to approve or ratify a related person transaction, the Audit Committee will review relevant facts regarding the related person transaction, including:

•	The extent of the related person's interest in the transaction;

•	Whether the terms are comparable to those generally available in arm's-length transactions; and

•	Whether the related person transaction is consistent with the best interests of the Company.

The related person involved in the related person transaction may participate in the approval/ratification process only to provide additional information as needed for the Audit Committee's review. If any Related Person Transaction is not approved or ratified by the Audit Committee, the Audit Committee may take such action in respect of the transaction as it may deem necessary or desirable in the best interests of the Company and its shareholders. If any related person transaction is ongoing or is part of a series of transactions, the Audit Committee may establish guidelines as necessary to appropriately review the ongoing related person transaction. After initial approval/ratification of the transaction, the Audit Committee will review the related person transaction on a regular basis (at least annually).
The Audit Committee is authorized to administer our related person transactions policy, and may amend, modify and interpret the policy as it deems necessary or desirable. Any material amendments or modifications to the policy will be reported to the full Board at its next regularly scheduled meeting. In addition the Audit Committee will conduct an annual review and assessment of the policy.

REPORT OF AUDIT COMMITTEE

The Audit Committee of our Board of Directors serves as the representative of the Board for general oversight of our financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. Management has primary responsibility for preparing our financial statements, our internal controls and our financial reporting process. Our independent registered public accounting firm (“independent accountants”), Peterson Sullivan LLP (“Peterson Sullivan”), is responsible for performing an independent audit of our consolidated financial statements in accordance with U.S. generally accepted auditing principles and issuing their report.

In this context, the Audit Committee has reviewed and discussed the audited consolidated financial statements for fiscal year 2011 with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended, and SEC Regulation S-X, Rule 2-07.

The Audit Committee has received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants' communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent accountants the independent accountants' independence.

Based upon the Audit Committee's review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors
Michael M. Fleming
Susan A. Schreter

Policy for Approval of Audit and Permitted Non-Audit Services
All audit, audit-related and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by Peterson Sullivan, our independent registered public accounting firm was compatible with the maintenance of that firm's independence in the conduct of its auditing functions. The Audit Committee's charter requires that the Audit Committee review the scope and extent of audit services to be provided, including the engagement letter, prior to the annual audit, and review and pre-approve all audit fees to be charged by the independent auditors. In addition, the charter requires the Audit Committee to pre-approve all additional non-audit matters to be provided by the independent auditors.

Audit and Related Fees

The following table sets forth the aggregate fees billed by Peterson Sullivan for professional services rendered in fiscal years ended December 31, 2011 and 2010.

	2011	2010
Audit Fees (1)	$153,950	$152,920
Audit-Related Fees (2)	—	—
Tax Fees (3)	20,000	20,000
All Other Fees	—	—
____________

(1)
“Audit Fees” represent fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements included in our reports on Form 10-Q, and audit services provided in connection with other statutory or regulatory filings.

(2)	“Audit-Related Fees” generally represent fees for assurance and related services reasonably related to the performance of the audit or review of our financial statements.
(3)	“Tax Fees” generally represent fees for tax advice.
All the above services were pre-approved by the Audit Committee.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 The Audit Committee has selected Peterson Sullivan as our independent registered public accounting firm for the 2012 fiscal year, and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. Representatives of Peterson Sullivan are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.
Shareholder ratification of the selection of Peterson Sullivan as our independent registered public accounting firm is not required. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. However, the Audit Committee is submitting the selection of Peterson Sullivan to the shareholders for ratification as a matter of good corporate governance. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain that firm, and may retain that firm or another without resubmitting the matter to the shareholders. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of our Company and our shareholders.

The Board of Directors Recommends a Vote “FOR” Proposal 2

SHAREHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

Shareholder Proposals

We currently intend to hold the 2013 Annual Meeting of Shareholders in May 2013. Eligible shareholders who wish to present proposals for action at the 2013 Annual Meeting of Shareholders in accordance with the SEC Rule 14a-8 for inclusion in our Proxy Statement must submit their proposals in writing to our Corporate Secretary, at 1000 1st Avenue South, Suite 100, Seattle, Washington 98134 no later than the close of business on Friday, December 14, 2012. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included. In addition, any shareholder who intends to present a proposal at the 2013 Annual Meeting without inclusion of such proposal in our proxy materials must provide us notice of such proposal in the manner set forth above by Wednesday, February 27, 2013 or such proposal will be considered untimely. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Director Nominations

Shareholders who intend to nominate persons for election to the Board of Directors at the 2013 Annual Meeting of Shareholders must provide advance written notice of such nomination in the manner required by our Bylaws. Written notice of nominations, complying with Section 17 of Article IV of the Bylaws, must be delivered or mailed by first class United States mail, postage pre-paid, to the Secretary of the Company not less than 14 days nor more than 50 days prior to the date of the 2013 Annual Meeting of Shareholders; provided, however, that if less than 21 days' notice of the meeting is given to the shareholders, such written notice shall be delivered or mailed, as prescribed above, to the Secretary of the company not later than 5:00 p.m. on the seventh day following the day on which notice of the meeting was mailed to the shareholders.

HOUSEHOLDING OF PROXIES

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more shareholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We and some brokers household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. You may request to receive at any time a separate copy of our annual report or proxy statement, by sending a written request to Jones Soda Co., 1000 1st

Avenue South, Suite 100, Seattle, WA 98134, Attention: Investor Relations or calling us at 206-624-3357.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report or proxy statement in the future, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. If, at any time, you and another shareholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report or proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Jones Soda Co., 1000 1st Avenue South, Suite 100, Seattle, WA 98134, Attention: Investor Relations or calling us at 206-624-3357.

INTERNET VOTING

The Company is incorporated under Washington law, which specifically permits electronically transmitted proxies, provided that the transmission set forth or be submitted with information from which it can reasonably be determined that the transmission was authorized by the shareholder. The electronic voting procedures provided for the Annual Meeting are designed to authenticate each shareholder by use of a control number to allow the shareholder to vote their shares and to confirm that their instructions have been properly recorded.

OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is intended that the persons named in the accompanying proxy will vote the shares represented by the proxies on each of such matters, in accordance with their best judgment.

By Order of the Board of Directors,

Jennifer L. Cue
Chief Executive Officer

September 14, 2012